CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                   Exhibit 32


In connection with the Quarterly Report on Form 10-Q of Public Storage, Inc. (the "Company") for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of the Company, Harvey Lenkin, as President of the Company, and John Reyes, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Ronald L. Havner, Jr.
--------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer
Date:    May 10, 2005

/s/ Harvey Lenkin
--------------------------
Name:    Harvey Lenkin
Title:   President
Date:    May 10, 2005

/s/ John Reyes
---------------------------
Name:    John Reyes
Title:   Chief Financial Officer
Date:    May 10, 2005


                                  Exhibit 32